Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Jamie Spexarth, Chief Financial Officer

1001 Louisiana St., Suite 2900

Houston, TX 77002

Investor Relations, ir@superiorenergy.com, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES
FIRST QUARTER 2023 RESULTS AND CONFERENCE CALL

Houston, May 15, 2023 – Superior Energy Services, Inc. (the “Company”) filed its Form 10-Q for the period ending March 31, 2023. In accordance with the Company’s Shareholders Agreement, it will host a conference call with shareholders on May 17, 2023.

For the first quarter of 2023, the Company reported net income from continuing operations of $29.9 million, or $1.49 per diluted share, and revenue of $220.1 million. This compares to net income from continuing operations of $175.0 million, or $8.69 per diluted share, and revenue of $239.1 million, for the fourth quarter of 2022. Net income from continuing operations for the fourth quarter 2022 included a tax benefit of $110.5 million primarily driven from the recognition of a worthless stock deduction in the U.S. related to deductible outside basis differences in certain domestic subsidiaries.

The Company’s Adjusted EBITDA (a non-GAAP measure) was $72.8 million for the first quarter of 2023 compared to $79.9 million in the fourth quarter of 2022. Refer to pages 10 and 11 for a Reconciliation of Adjusted EBITDA to GAAP results.

Brian Moore, Chief Executive Officer, commented, “Our positive first quarter results are consistent with our expectations and the Company’s performance in the last few quarters. The Company remains focused on cash conversion. Free Cash Flow for the first quarter of 2023 totaled $55.2 million demonstrating the strength of our brands, their leaders, and teams as well as our margin capacity and discipline in our capital expenditure and market participation decisions. We remain encouraged by our performance and prospects for near-term and longer-term market opportunities.”

First Quarter 2023 Geographic Breakdown

U.S. land revenue was $51.5 million in the first quarter of 2023, a 4% increase compared to revenue of $49.4 million in the fourth quarter of 2022 and was driven by our Rentals segment due to increased pricing and service revenue from both our premium drill pipe and bottom hole assembly accessories product lines.

U.S. offshore revenue was $52.0 million in the first quarter of 2023, a decrease of 28% compared to revenue of $72.3 million in the fourth quarter of 2022. This change was primarily driven by our Well Services segment, as there was a delivery of a large Deepwater Gulf of Mexico Project in our completion services business unit in the prior quarter. This decrease was partially offset by an increase in service revenue in our premium drill pipe business.

International revenue of $116.7 million in the first quarter of 2023 was flat compared to revenue of $117.4 million in the fourth quarter of 2022, on both a product line and segment view.

First Quarter 2023 Segment Reporting

The Rentals segment revenue in the first quarter of 2023 was $108.8 million, a 3% increase compared to revenue of $105.9 million in the fourth quarter of 2022. Adjusted EBITDA of $65.2 million was an increase of 4% over the fourth quarter of 2022 and was driven by improved results across all Rentals segment product lines. First quarter Adjusted EBITDA Margin (a non-GAAP measure further defined on page 3) within Rentals was 60%, a 1% increase from the fourth quarter margin of 59%.

The Well Services segment revenue in the first quarter of 2023 was $111.3 million, a 16% decrease compared to revenue of $133.2 million in the fourth quarter of 2022 due to the delivery of a large Deepwater Gulf of Mexico Project in our completion services business unit in the prior quarter. Adjusted EBITDA for the first quarter of 2023 was $19.9 million for an Adjusted EBITDA Margin of 18%, as compared to Adjusted EBITDA of $28.7 million and an Adjusted EBITDA Margin of 22% in the prior quarter.

Liquidity

As of March 31, 2023, the Company had cash, cash equivalents, and restricted cash of approximately $404.7 million and the availability remaining under our ABL Credit Facility was approximately $81.0 million, assuming continued compliance with the covenants under our ABL Credit Facility. We had no balances outstanding under the Credit Facility on March 31, 2023.

Total cash proceeds received during the first quarter of 2023 from the sale of non-core assets were $11.6 million. Proceeds from the disposal of our remaining shares of Select in the fourth quarter of 2022 were $21.3 million, and we received $4.0 million in proceeds from the sale of non-core assets.

The Company remains focused on cash conversion. Free Cash Flow (a non-GAAP measure further defined on page 3) for the first quarter of 2023 totaled $55.2 million compared to $30.5 million for the fourth quarter of 2022. Refer to page 6 for a reconciliation of Free Cash Flow to Net Cash from Operating Activities.

First quarter capital expenditures were $18.1 million. The Company expects total capital expenditures for 2023 to be approximately $75 to $85 million with the majority of the remaining spend occurring in the second and third quarters. Approximately 80% of total 2023 capital expenditures are targeted for the replacement of existing assets. Of the total capital expenditures, approximately 75% will be invested in the Rentals segment.

2023 Guidance

We expect the second quarter of 2023 revenue to come in at a range of $230 million to $250 million with Adjusted EBITDA in a range of $75 million to $85 million.

In regard to full year 2023 guidance, we expect revenue to come in at a range of $825 million to $900 million with Adjusted EBITDA in a range of $280 million to $330 million.

Conference Call Information

The Company’s management team will host a conference call on Wednesday, May 17, 2023, at 10:00 a.m. Eastern Time. The call will be available via live webcast in the “Events” section at ir.superiorenergy.com. To access via phone, participants can register for the call here, where they will be provided a phone number and access code. The call will be available for replay until May 16, 2024 on Superior’s website at ir.superiorenergy.com. If you are a shareholder and would like to submit a question, please email your question beforehand to Jamie Spexarth at ir@superiorenergy.com.

About Superior Energy Services

Superior Energy Services serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit: www.superiorenergy.com.

Non-GAAP Financial Measures

To supplement Superior’s consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Management uses Adjusted EBITDA and Adjusted EBITDA Margin internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company also believes these non-GAAP measures provide investors useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures are not recognized measures for financial statement presentation under U.S. GAAP and do not have standardized meanings and may not be comparable to similar measures presented by other public companies. Adjusted EBITDA and Adjusted EBITDA Margin should be considered as supplements to, and not as substitutes for, or superior to, the corresponding measures calculated in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit) and depreciation, amortization and depletion, adjusted for reduction in value of assets and other charges, which management does not consider representative of our ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA by segment as a percentage of segment revenues. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, please see the tables under “―Superior Energy Services, Inc. and Subsidiaries Reconciliation of Adjusted EBITDA” included on pages 10 and 11 of this press release.

Free Cash Flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes, however, that Free Cash Flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of Free Cash Flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire Statement of Cash Flows.

The Company is unable to provide a reconciliation of the forward-looking non-GAAP financial measure, Adjusted EBITDA, contained in this press release to its most directly comparable GAAP financial measure, net income, as the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measure to its respective most directly comparable GAAP financial measure is not (and was not, when prepared) available to the Company without unreasonable efforts due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income includes the impact of depreciation, income taxes and certain other items that impact comparability between periods, which may be significant and are difficult to project with a reasonable degree of accuracy. In addition, we believe such reconciliation could imply a degree of precision that might be confusing or misleading to investors. The probable significance of providing this forward-looking non-GAAP financial measure without the directly comparable GAAP financial measure is that such GAAP financial measure may be materially different from the corresponding non-GAAP financial measure.

Forward-Looking Statements

This press release contains, and future oral or written statements or press releases by the Company and its management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, depreciation expense, liquidity, strategic alternatives (including dispositions, acquisitions, and the timing thereof), market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company’s management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties, including but not limited to conditions in the oil and gas industry and the availability of third party buyers or other strategic partners, that could cause the Company’s actual results to differ materially from such statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements.

While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Company’s Form 10-K for the year ended December 31, 2022 and Form 10-Q for the quarter ended March 31, 2023 and those set forth from time to time in the Company’s other periodic filings with the Securities and Exchange Commission, which are available at www.superiorenergy.com. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Revenues
Rentals	$108,821	$105,900	$88,756
Well Services	111,316	133,203	109,174
Total revenues	220,137	239,103	197,930

Cost of revenues
Rentals	36,468	36,376	31,752
Well Services	81,253	91,146	80,628
Total cost of revenues	117,721	127,522	112,380

Depreciation, depletion, amortization and accretion	20,139	20,121	34,085
General and administrative expenses	30,990	34,204	32,018
Restructuring expenses	1,983	1,934	1,555
Other (gains) and losses, net	(1,398)	1,129	1,147
Income from operations	50,702	54,193	16,745

Other income (expense)
Interest income, net	5,439	5,702	1,179
Other income (expense)	(2,152)	4,558	13,947
Income from continuing operations before income taxes	53,989	64,453	31,871
Income tax benefit (expense)	(24,065)	110,532	(7,884)
Net income from continuing operations	29,924	174,985	23,987
Income (loss) from discontinued operations, net of income tax	289	(4,389)	1,739
Net income	$30,213	$170,596	$25,726

Income per share - basic
Net income from continuing operations	$1.49	$8.73	$1.20
Income (loss) from discontinued operations, net of income tax	0.01	(0.22)	0.09
Net income	$1.50	$8.51	$1.29

Income per share - diluted
Net income from continuing operations	$1.49	$8.69	$1.20
Income (loss) from discontinued operations, net of income tax	0.01	(0.21)	0.08
Net income	$1.50	$8.48	$1.28

Weighted-average shares outstanding
Basic	20,107	20,049	19,999
Diluted	20,131	20,125	20,056

SUPERIOR ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$324,128	$258,999
Accounts receivable, net	228,283	249,808
Income taxes receivable	7,540	6,665
Prepaid expenses	20,183	17,299
Inventory	72,324	65,587
Other current assets	5,886	6,276
Assets held for sale	4,421	11,978
Total current assets	662,765	616,612
Property, plant and equipment, net	294,094	282,376
Note receivable	70,643	69,679
Restricted cash	80,599	80,108
Deferred tax assets	81,652	97,492
Other assets, net	43,050	44,745
Total assets	$1,232,803	$1,191,012

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$46,209	$31,570
Accrued expenses	110,602	116,575
Income taxes payable	15,198	11,682
Decommissioning liability	19,361	9,770
Liabilities held for sale	3,516	3,349
Total current liabilities	194,886	172,946
Decommissioning liability	143,278	150,901
Deferred tax liabilities	3,181	3,388
Other liabilities	78,425	80,893
Total liabilities	419,770	408,128
Total stockholders' equity	813,033	782,884
Total liabilities and stockholders' equity	$1,232,803	$1,191,012

SUPERIOR ENERGY SERVICES, INC.
STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

Cash flows from operating activities
Net income	$30,213	$170,596	$25,726
Adjustments to reconcile net income to net cash from operating activities
Depreciation, depletion, amortization and accretion	20,139	20,121	34,085
Other non-cash items	14,399	(108,654)	(17,251)
Changes in operating assets and liabilities	8,502	(28,672)	(7,470)
Net cash from operating activities	73,253	53,391	35,090

Cash flows from investing activities
Payments for capital expenditures	(18,086)	(22,883)	(11,297)
Proceeds from sales of assets	11,569	3,962	13,379
Proceeds from sales of equity securities	-	21,319	7,365
Net cash from investing activities	(6,517)	2,398	9,447

Cash flows from financing activities
Distributions to Shareholders	-	(249,986)	-
Other	(1,116)	(135)	-
Net cash from financing activities	(1,116)	(250,121)	-

Net change in cash, cash equivalents and restricted cash	65,620	(194,332)	44,537
Cash, cash equivalents and restricted cash at beginning of period	339,107	533,439	394,535
Cash, cash equivalents and restricted cash at end of period	$404,727	$339,107	$439,072

Reconciliation of Free Cash Flow
Net cash from operating activities	$73,253	$53,391	$35,090
Payments for capital expenditures	(18,086)	(22,883)	(11,297)
Free Cash Flow	$55,167	$30,508	$23,793

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
REVENUE BY GEOGRAPHIC REGION BY SEGMENT
(in thousands, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
U.S. land
Rentals	$45,133	$43,315	$33,962
Well Services	6,355	6,050	4,548
Total U.S. land	51,488	49,365	38,510

U.S. offshore
Rentals	35,670	33,969	32,754
Well Services	16,321	38,349	28,321
Total U.S. offshore	51,991	72,318	61,075

International
Rentals	28,018	28,616	22,040
Well Services	88,640	88,804	76,305
Total International	116,658	117,420	98,345
Total Revenues	$220,137	$239,103	$197,930

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
SEGMENT HIGHLIGHTS
(in thousands, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Revenues
Rentals	$108,821	$105,900	$88,756
Well Services	111,316	133,203	109,174
Corporate and other	-	-	-
Total Revenues	$220,137	$239,103	$197,930

Income from Operations
Rentals	$53,014	$50,001	$28,785
Well Services	12,854	20,998	4,135
Corporate and other	(15,166)	(16,806)	(16,175)
Total Income from Operations	$50,702	$54,193	$16,745

Adjusted EBITDA
Rentals	$65,182	$62,633	$49,774
Well Services	19,931	28,738	16,502
Corporate and other	(12,289)	(11,467)	(13,252)
Total Adjusted EBITDA	$72,824	$79,904	$53,024

Adjusted EBITDA Margin
Rentals	60%	59%	56%
Well Services	18%	22%	15%
Corporate and other	n/a	n/a	n/a
Total Adjusted EBITDA Margin	33%	33%	27%

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (Non-GAAP)
(in thousands, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Net income from continuing operations	$29,924	$174,985	$23,987
Depreciation, depletion, amortization and accretion	20,139	20,121	34,085
Interest income, net	(5,439)	(5,702)	(1,179)
Income tax (benefit) expense	24,065	(110,532)	7,884
Restructuring expenses	1,983	1,934	1,555
Other (gains) losses, net	(1,398)	1,129	1,147
Other (income) expense	2,152	(4,558)	(13,947)
Other adjustments (1)	1,398	2,527	(508)
Adjusted EBITDA	$72,824	$79,904	$53,024

Adjusted EBITDA is a Non-GAAP measure. See Non-GAAP Measures for our definition of Adjusted EBITDA.

(1) Other adjustments relate to normal recurring gains and losses primarily from the disposal of non-real estate assets.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT
(in thousands, unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Rentals
Income from operations	$53,014	$50,001	$28,785
Depreciation, depletion, amortization and accretion	12,168	12,632	20,989
Restructuring expenses	-	-	-
Other adjustments	-	-	-
Adjusted EBITDA	$65,182	$62,633	$49,774

Wells Services
Income from operations	$12,854	$20,998	$4,135
Depreciation, depletion, amortization and accretion	7,077	6,551	11,728
Restructuring expenses	-	-	-
Other adjustments	-	1,189	639
Adjusted EBITDA	$19,931	$28,738	$16,502

Corporate
Loss from operations	$(15,166)	$(16,806)	$(16,175)
Depreciation, depletion, amortization and accretion	894	938	1,368
Restructuring expenses	1,983	1,934	1,555
Other adjustments	-	2,467	-
Adjusted EBITDA	$(12,289)	$(11,467)	$(13,252)

Total
Income from operations	$50,702	$54,193	$16,745
Depreciation, depletion, amortization and accretion	20,139	20,121	34,085
Restructuring expenses	1,983	1,934	1,555
Other adjustments	-	3,656	639
Adjusted EBITDA	$72,824	$79,904	$53,024